UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed in Stratus Properties Inc.’s (“Stratus”) definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) has been working with an independent compensation consultant, FPL Associates L.P. and other advisors since 2017 on the structure of a new long-term incentive program to be implemented in 2018. On July 11, 2018, the Committee unanimously adopted the Stratus Profit Participation Incentive Plan (the “Plan”). The purpose of the Plan is to enable Stratus to attract and retain highly qualified employees who will contribute to Stratus’ long-term success by providing award opportunities that align the interests of Stratus’ executives, other employees and consultants designated by the Committee (collectively, “Participants”) with those of Stratus’ stockholders. Specifically, the Plan provides Participants with economic incentives tied to the success of Stratus’ development projects, subject to the terms and conditions described below

Description of Plan. Each development project designated by the Committee or approved by the Board will automatically be subject to the Plan (each, an “Approved Project”), unless excluded by the Committee. Within 60 days following the Board’s approval of a development project, the Committee will select the Participants who will share in the applicable “profits pool” for such Approved Project and will allocate a percentage of the profits pool (up to but not in excess of 100% in the aggregate) among the selected Participants. The Committee may designate Participants in the Plan by Approved Project, or may provide that individual Participants will participate in all Approved Projects. Under the Plan, the “profit” generated by an Approved Project is calculated as net proceeds to Stratus from a Capital Transaction (as defined below) after Stratus has received (1) return of its costs and expenses and any capital contributions, and (2) a preferred return of 10% per annum on the Approved Project. Twenty-five percent (25%) of such profit will be set aside to fund the profits pool for each Approved Project, and each Participant is eligible to earn a bonus (a “Profit Participation Bonus”) equal to his or her allocated participation interest in the profits pool associated with an Approved Project multiplied by the amount of the profits pool for such Approved Project.

Vesting and Payout of Awards. Subject to the terms of the Plan, Participants will vest in the right to receive a Profit Participation Bonus with respect to an Approved Project upon the occurrence of a Capital Transaction. Under the Plan, a “Capital Transaction” generally refers to a bona fide sale and conveyance of an Approved Project to a third party that is not an affiliate of Stratus in exchange for a cash equivalent or the transfer to Stratus of an interest in any property other than a cash equivalent. If a Participant terminates employment or service with Stratus prior to a Capital Transaction with respect to an Approved Project, the Participant will forfeit his or her award related to that Approved Project unless the termination is by Stratus without cause or by the Participant with good reason. Any Profit Participation Bonus due with respect to an Approved Project will generally be paid to Participants in cash prior to March 15th of the year following the Capital Transaction. For Participants who are executive officers of Stratus, total annual cash payouts under the Plan are limited to no more than four times the executive officer’s base salary, and any amounts due under the Plan in excess of that amount will be converted to an equivalent number of stock-settled restricted stock units with a one-year vesting period.

If a Capital Transaction has not occurred prior to the third anniversary of the date an Approved Project is substantially complete (a “Valuation Event”), the Committee will obtain a third-party appraisal of the Approved Project as of the Valuation Event in accordance with the procedures set forth in the Plan. Based on the appraised value, the Committee will determine (1) if any profit would have been generated after applying the hurdles described above, and (2) if so, the amount of any Profit Participation Bonus that would have been attributable to each Participant. The amount of any such Profit Participation Bonuses shall convert into an equivalent number of stock-settled restricted stock units that will vest in annual installments over a three-year period; provided that the Participant remains employed by Stratus. If a Participant is terminated by Stratus without cause or terminates his or her employment with good reason during the three-year retention period, the stock-settled restricted stock units will vest in full upon such termination. All stock-settled restricted stock unit awards under the Plan will be granted under a stockholder-approved stock incentive plan maintained by Stratus, and will be subject to the terms and conditions of such stock incentive plan. If the terms of Stratus’ stockholder-approved stock incentive plans do not permit the awards and Stratus is unable to obtain stockholder approval to amend the plan, then the restricted stock units will be granted as cash-settled awards, subject to the vesting conditions described above.

Administration. The Plan will be administered by the Committee, which shall have full power and authority under the Plan. Subject to the terms of the Plan, the Committee may delegate to one or more officers of Stratus the authority to (1) designate Participants, and (2) grant and set the terms of awards; provided, however, that such actions do not relate to grants to Participants who are executive officers. The Committee may not delegate the right to determine whether any particular development project should be excluded from the Plan or the right to determine the amount of any profits pool or payouts under the Plan.

Amendment or Termination of Plan. The Board or the Committee may amend, suspend or terminate the Plan at any time.

The foregoing summary of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Plan, a copy of which will be filed as an exhibit to Stratus’ Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: July 17, 2018